UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2011

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, Michael J. Bevacqua advised us that he does not wish to be nominated for re-election as a director of Accuride Corporation (the “Company”).  Mr. Bevacqua’s decision is not due to any disagreement with the Company, nor is he refusing to stand for reelection.  He will continue to serve as a director for the remainder of his current term, which expires at the Company’s next annual meeting of stockholders scheduled for April 26, 2011.

On February 24, 2011, the Company’s Board of Directors (the “Board”) modified the compensation structure for the Company’s non-employee directors, to include payment of a $30,000 annual cash retainer for the Company’s non-employee Chairman of the Board, which retainer will be in addition to the non-employee director fees previously disclosed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	March 1, 2011	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel